UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2024

AYRO, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 512-994-4917

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2024, AYRO, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware (the “Secretary of State”) a Certificate of Amendment of Certificate of Designations of Series H-7 Convertible Preferred Stock (the “Certificate of Amendment”), which became effective upon filing. The Certificate of Amendment amends the Certificate of Designations of Series H-7 Convertible Preferred Stock, previously filed with the Secretary of State on August 9, 2023, to permit certain additional procedures related to the payment of installment amounts thereunder.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Designations of Series H-7 Convertible Preferred Stock of AYRO, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYRO, INC.

Date: February 9, 2024	By:	/s/ Joshua Silverman
Joshua Silverman
Executive Chairman